Exhibit 99.1

Guidewire Announces Second Quarter Fiscal Year 2023 Financial Results

SAN MATEO, Calif., March 6, 2023 - Guidewire (NYSE: GWRE) today announced its financial results for the fiscal quarter ended January 31, 2023.

“We are thrilled with our second quarter results. We closed eight cloud transactions and improved operating efficiency, resulting in strong top-line growth and improved subscription and support gross margins,” said Mike Rosenbaum, Chief Executive Officer, Guidewire. “Continued progress on our cloud platform enabled us to exceed the top end of our guidance range for revenue, ARR, and profitability.”

Second Quarter Fiscal Year 2023 Financial Highlights

Revenue
•Total revenue for the second quarter of fiscal year 2023 was $232.6 million, an increase of 14% from the same quarter in fiscal year 2022. Subscription and support revenue was $105.8 million, an increase of 25%; services revenue was $53.7 million, an increase of 6%; and license revenue was $73.1 million, an increase of 5%.
•As of January 31, 2023, annual recurring revenue, or ARR, was $707 million, compared to $664 million as of July 31, 2022. ARR results for interim quarterly periods in fiscal year 2023 are based on actual currency rates at the end of fiscal year 2022, held constant throughout the year.
Profitability
•GAAP loss from operations was $23.2 million for the second quarter of fiscal year 2023, compared with $39.5 million for the same quarter in fiscal year 2022.
•Non-GAAP income from operations was $15.1 million for the second quarter of fiscal year 2023, compared with $3.0 million for the same quarter in fiscal year 2022.
•GAAP net loss was $9.2 million for the second quarter of fiscal year 2023, compared with $40.7 million for the same quarter in fiscal year 2022. GAAP net loss per share was $0.11, based on diluted weighted average shares outstanding of 82.1 million, compared to $0.49 for the same quarter in fiscal year 2022, based on diluted weighted average shares outstanding of 83.4 million.
•Non-GAAP net loss was $17.4 million for the second quarter of fiscal year 2023, compared with $4.8 million for the same quarter in fiscal year 2022. Non-GAAP net loss per share was $0.21, based on diluted weighted average shares outstanding of 82.1 million, compared to $0.06 for the same quarter in fiscal year 2022, based on diluted weighted average shares outstanding of 83.4 million.

Liquidity and Capital Resources
•The Company had $870.0 million in cash, cash equivalents, and investments at January 31, 2023, compared to $1.2 billion at July 31, 2022. The Company used $86.2 million in cash from operations during the six months ended January 31, 2023.
•In September 2022, the Company authorized a $400 million share repurchase program. As part of this program, the Company entered into an accelerated share repurchase agreement (“ASR”) to repurchase an aggregate of $200 million of Guidewire’s outstanding shares of common stock. Under the terms of the ASR, which was finalized in February 2023, the Company received a share delivery of 2,581,478 shares of common stock in September 2022 and of 648,001 shares of common stock in February 2023, representing total shares repurchased of 3,229,479 at an average price of $61.93 per share. As of January 31, 2023, $200 million remains under the September 2022 authorized and approved share repurchase program.

Business Outlook
Guidewire is issuing the following outlook for the third quarter of fiscal year 2023 based on current expectations:
•ARR between $715 million and $720 million
•Total revenue between $211 million and $216 million
•Operating income (loss) between $(64) million and $(59) million
•Non-GAAP operating income (loss) between $(20) million and $(16) million

Guidewire is issuing the following updated outlook for fiscal year 2023 based on current expectations:
•ARR between $745 million and $760 million
•Total revenue between $894 million and $904 million
•Operating income (loss) between $(175) million and $(164) million
•Non-GAAP operating income (loss) between $(17) million and $(7) million
•Operating cash flow between $50 million and $80 million

Conference Call Information

What:	Guidewire Second Quarter Fiscal Year 2023 Financial Results Conference Call
When:	Monday, March 6, 2023
Time:	2:00 p.m. PT (5:00 p.m. ET)
Live Call:	(877) 704-4390, Domestic
Live Call:	(201) 389-0932, International
Replay:	(844) 512-2921, Passcode 13736033, Domestic
Replay	(412) 317-6671, Passcode 13736033, International
Webcast:	http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months.

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation, amortization of intangibles, and acquisition consideration holdback. Non-GAAP net income (loss), non-GAAP tax provision (benefit), and non-GAAP net income (loss) per share also exclude the amortization of debt discount and issuance costs from our convertible notes, changes in fair value of our strategic investments, and the related tax effects of the non-GAAP adjustments. Free cash flow consists of net cash flow provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized software development costs. These non-GAAP measures enable us to analyze our financial performance without the effects of certain non-cash items such as amortization, stock-based compensation, and changes in fair value of strategic investments.
Annual recurring revenue ("ARR") is used to quantify the annualized recurring value outlined in active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, support contracts, and hosting agreements based on customer contracts, which may not be the same as the timing and amount of revenue recognized. All components of the licensing and other arrangements that are not expected to recur (primarily perpetual licenses and professional services) are excluded. In some arrangements with multiple performance obligations, a portion of recurring license and support or subscription contract value is allocated to services revenue for revenue recognition purposes, but does not get allocated for purposes of calculating ARR. This revenue allocation only impacts the initial term of the contract. This means that as we increase arrangements with multiple performance obligations that include services at discounted rates, more of the total contract value will be recognized as services revenue, but our reported ARR amount will not be impacted. During the six months ended January 31, 2023, the recurring license and support or subscription contract value recognized as services revenue was $19.7 million.

Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. The Company’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

About Guidewire
Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. We combine digital, core, analytics, and AI to deliver our platform as a cloud service. More than 500 insurers in 38 countries, from new ventures to the largest and most complex in the world, run on Guidewire.

As a partner to our customers, we continually evolve to enable their success. We are proud of our unparalleled implementation track record, with 1,000+ successful projects, supported by the largest R&D team and partner ecosystem in the industry. Our marketplace provides hundreds of applications that accelerate integration, localization, and innovation.

For more information, please visit www.guidewire.com and follow us on twitter: @Guidewire_PandC and LinkedIn.

NOTE: For information about Guidewire’s trademarks, visit https://www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and our future business momentum regarding our cloud sales, platform efficiency, product innovation and cloud migration, and our associated cloud leadership, vision and strategy. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our customer agreements and related revenue recognition may cause significant fluctuations in our results of operations, ARR, and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenue; our ability to successfully manage any changes to our business model, including the transition of our products to cloud offerings and the costs related to cloud operations and security; recent global events (including, without limitation, the continuing COVID-19 pandemic, the ongoing conflict between Russia and Ukraine, inflation higher than we have seen in decades, and supply chain issues) and their impact on our employees and our business and the businesses of our customers, system integrator (“SI”) partners, and vendors; data security breaches of our cloud-based services or products or unauthorized access to our customers’ data, particularly in connection with our transition to a hybrid in-person and remote workforce; our competitive environment and changes thereto; our services revenue produces lower gross margins than our license, subscription and support revenue; our product development and sales cycles are lengthy and may be affected by factors outside of our control; the impact of new regulations and laws, including tax laws and accounting standards; assertions by third parties that we violate their intellectual property rights; weakened global economic conditions may adversely affect the P&C insurance industry, including the rate of information technology spending; general political or destabilizing events, including war, conflict or acts of terrorism; our ability to sell our products is highly dependent on the quality of our professional services and SI partners; the risk of losing key employees; the challenges of international operations, including changes in foreign exchange rates; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. Guidewire anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Investor Contact:
Alex Hughes
Guidewire
(650) 356-4921
ir@guidewire.com

Media Contact:
Diana Stott
Guidewire
(650) 781-9955
dstott@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	January 31, 2023	July 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$274,899	$606,303
Short-term investments	439,833	369,865
Accounts receivable, net	127,627	143,797
Unbilled accounts receivable, net	100,313	71,515
Prepaid expenses and other current assets	63,591	61,223
Total current assets	1,006,263	1,252,703
Long-term investments	155,306	187,507
Unbilled accounts receivable, net	14,576	13,914
Property and equipment, net	78,544	80,740
Operating lease assets	85,479	90,287
Intangible assets, net	17,207	21,361
Goodwill	372,214	372,192
Deferred tax assets, net	218,308	191,461
Other assets	56,050	56,732
TOTAL ASSETS	$2,003,947	$2,266,897
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$38,025	$40,440
Accrued employee compensation	58,064	90,962
Deferred revenue, net	145,963	170,776
Other current liabilities	33,157	35,340
Total current liabilities	275,209	337,518
Lease liabilities	99,045	105,123
Convertible senior notes, net	396,316	358,216
Deferred revenue, net	6,022	7,500
Other liabilities	7,183	6,883
Total liabilities	783,775	815,240
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,719,020	1,755,476
Accumulated other comprehensive income (loss)	(16,061)	(19,845)
Retained earnings (accumulated deficit)	(482,795)	(283,982)
Total stockholders’ equity	1,220,172	1,451,657
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,003,947	$2,266,897

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended January 31,		Six Months Ended January 31,
	2023	2022	2023	2022
Revenue:
Subscription and support	$105,754	$84,297	$204,822	$163,287
License	73,115	69,798	114,067	109,951
Services	53,742	50,538	109,004	97,329
Total revenue	232,611	204,633	427,893	370,567
Cost of revenue(1):
Subscription and support	48,924	48,276	104,615	96,326
License	1,845	2,254	3,718	4,593
Services	58,379	51,912	123,945	99,063
Total cost of revenue	109,148	102,442	232,278	199,982
Gross profit:
Subscription and support	56,830	36,021	100,207	66,961
License	71,270	67,544	110,349	105,358
Services	(4,637)	(1,374)	(14,941)	(1,734)
Total gross profit	123,463	102,191	195,615	170,585
Operating expenses(1):
Research and development	61,702	55,804	119,872	110,928
Sales and marketing	44,781	48,507	91,249	89,512
General and administrative	40,196	37,337	82,263	74,979
Total operating expenses	146,679	141,648	293,384	275,419
Income (loss) from operations	(23,216)	(39,457)	(97,769)	(104,834)
Interest income	5,392	699	10,030	1,373
Interest expense	(1,677)	(4,833)	(3,351)	(9,627)
Other income (expense), net	11,291	(8,045)	(2,533)	(6,862)
Income (loss) before provision for (benefit from) income taxes	(8,210)	(51,636)	(93,623)	(119,950)
Provision for (benefit from) income taxes	979	(10,955)	(15,116)	(27,993)
Net income (loss)	$(9,189)	$(40,681)	$(78,507)	$(91,957)
Net income (loss) per share:
Basic and diluted	$(0.11)	$(0.49)	$(0.95)	$(1.10)
Shares used in computing net income (loss) per share:
Basic and diluted	82,051,867	83,413,643	82,686,420	83,430,693

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended January 31,		Six Months Ended January 31,
	2023	2022	2023	2022
	(unaudited, in thousands)
Stock-based compensation expense:
Cost of subscription and support revenue	$3,440	$3,406	$6,908	$6,436
Cost of license revenue	119	189	266	371
Cost of services revenue	4,397	5,552	9,746	10,741
Research and development	10,301	8,719	19,592	16,716
Sales and marketing	8,024	10,379	14,911	17,492
General and administrative	9,898	9,620	19,852	18,349
Total stock-based compensation expense	$36,179	$37,865	$71,275	$70,105

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
	Three Months Ended January 31,		Six Months Ended January 31,
	2023	2022	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(9,189)	$(40,681)	$(78,507)	$(91,957)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,606	8,545	14,229	16,979
Amortization of debt discount and issuance costs	425	3,572	848	7,096
Amortization of contract costs	4,107	3,309	8,597	6,310
Stock-based compensation	36,179	37,865	71,275	70,105
Changes to allowance for credit losses and revenue reserves	(243)	122	(315)	157
Deferred income tax	(323)	(12,698)	(18,358)	(30,249)
Amortization of premium (accretion of discount) on available-for-sale securities, net	(820)	1,714	(722)	3,315
Other non-cash items affecting net income (loss)	42	97	76	228
Changes in operating assets and liabilities:
Accounts receivable	(38,721)	(32,028)	16,524	(7,940)
Unbilled accounts receivable	(8,801)	5,689	(29,460)	(448)
Prepaid expenses and other assets	(3,981)	(6,289)	(4,820)	(13,335)
Operating lease assets	1,040	2,788	4,808	5,667
Accounts payable	(3,136)	(378)	(2,289)	(1,711)
Accrued employee compensation	13,009	15,314	(32,539)	(47,323)
Deferred revenue	7,284	12,630	(26,291)	(17,826)
Lease liabilities	(1,276)	(3,431)	(5,717)	(6,817)
Other liabilities	(982)	850	(3,554)	(2,303)
Net cash provided by (used in) operating activities	1,220	(3,010)	(86,215)	(110,052)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(101,097)	(125,867)	(270,329)	(367,114)
Sales of available-for-sale securities	105,092	23,030	202,115	50,361
Maturities of available-for-sale securities	11,000	142,322	33,268	415,265
Purchases of property and equipment	(1,333)	(3,657)	(1,937)	(6,990)
Capitalized software development costs	(2,421)	(2,414)	(6,118)	(6,197)
Acquisition of strategic investments	(5,660)	(10,521)	(5,841)	(10,521)
Acquisition of business, net of acquired cash	—	—	—	(43,830)
Net cash provided by (used in) investing activities	5,581	22,893	(48,842)	30,974
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	2	81	2	98
Repurchase and retirement of common stock	—	(11,189)	(200,000)	(37,451)
Net cash provided by (used in) financing activities	2	(11,108)	(199,998)	(37,353)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	4,933	(1,823)	1,941	(2,807)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	11,736	6,952	(333,114)	(119,238)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	269,836	258,720	614,686	384,910
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$281,572	$265,672	$281,572	$265,672

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended January 31,		Six Months Ended January 31,
	2023	2022	2023	2022
Gross profit reconciliation:
GAAP gross profit	$123,463	$102,191	$195,615	$170,585
Non-GAAP adjustments:
Stock-based compensation	7,956	9,147	16,920	17,548
Amortization of intangibles	485	1,905	2,390	3,849
Non-GAAP gross profit	$131,904	$113,243	$214,925	$191,982

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$(23,216)	$(39,457)	$(97,769)	$(104,834)
Non-GAAP adjustments:
Stock-based compensation	36,179	37,865	71,275	70,105
Amortization of intangibles	1,367	3,770	4,154	7,524
Acquisition consideration holdback	730	836	1,503	1,509
Non-GAAP income (loss) from operations	$15,060	$3,014	$(20,837)	$(25,696)

Net income (loss) reconciliation:
GAAP net income (loss)	$(9,189)	$(40,681)	$(78,507)	$(91,957)
Non-GAAP adjustments:
Stock-based compensation	36,179	37,865	71,275	70,105
Amortization of intangibles	1,367	3,770	4,154	7,524
Acquisition consideration holdback	730	836	1,503	1,509
Amortization of debt discount and issuance costs	425	3,572	848	7,096
Tax impact of non-GAAP adjustments	(46,863)	(10,165)	(26,485)	(17,131)
Non-GAAP net income (loss)	$(17,351)	$(4,803)	$(27,212)	$(22,854)

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$979	$(10,955)	$(15,116)	$(27,993)
Non-GAAP adjustments:
Stock-based compensation	56,765	5,347	84,391	16,895
Amortization of intangibles	2,145	532	4,339	1,877
Acquisition consideration holdback	1,145	118	1,753	359
Amortization of debt discount and issuance costs	667	504	1,000	1,766
Tax impact of non-GAAP adjustments	(13,859)	3,664	(64,998)	(3,766)
Non-GAAP tax provision (benefit)	$47,842	$(790)	$11,369	$(10,862)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended January 31,		Six Months Ended January 31,
	2023	2022	2023	2022

Net income (loss) per share reconciliation:
GAAP net income (loss) per share – diluted	$(0.11)	$(0.49)	$(0.95)	$(1.10)
Non-GAAP adjustments:
Stock-based compensation	0.44	0.45	0.86	0.84
Amortization of intangibles	0.02	0.05	0.05	0.10
Acquisition consideration holdback	0.01	0.01	0.02	0.02
Amortization of debt discount and issuance costs	0.01	0.04	0.02	0.08
Tax impact of non-GAAP adjustments	(0.58)	(0.12)	(0.34)	(0.20)
Non-GAAP net income (loss) per share – diluted	$(0.21)	$(0.06)	$(0.34)	$(0.26)

Shares used in computing Non-GAAP income (loss) per share amounts:
GAAP and pro forma weighted average shares — diluted	82,051,867	83,413,643	82,686,420	83,430,693

The following table summarizes our free cash flow for the periods indicated below (in thousands):

	Three Months Ended January 31,		Six Months Ended January 31,
	2023	2022	2023	2022
Free cash flow:
Net cash provided by (used in) operating activities	$1,220	$(3,010)	$(86,215)	$(110,052)
Purchases of property and equipment	(1,333)	(3,657)	(1,937)	(6,990)
Capitalized software development costs	(2,421)	(2,414)	(6,118)	(6,197)
Free cash flow	$(2,534)	$(9,081)	$(94,270)	$(123,239)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following table reconciles the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below (in millions):
	Third Quarter Fiscal Year 2023			Fiscal Year 2023
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	$(64)	—	$(59)	$(175)	—	$(164)
Non-GAAP adjustments:
Stock-based compensation	33	—	33	139	—	139
Amortization of intangibles	1	—	1	7	—	7
Acquisition consideration holdback	1	—	1	3	—	3
Assignment of lease agreement and sublease (1)	9	—	8	9	—	8
Non-GAAP income (loss) from operations	$(20)	—	$(16)	$(17)	—	$(7)

(1) In February 2023, the Company assigned the remaining lease term of its existing headquarters consisting of 179,496 square feet in San Mateo, California, with remaining lease payments of approximately $90 million due through December 2029, and concurrently entered into a sublease for 78,911 square feet of office space also in San Mateo, California with the same third party for its new worldwide headquarters. The term of the sublease is approximately 4 years with total lease payments of approximately $22 million.